Exhibit 10.1

CAPELLA EDUCATION COMPANY

2005 STOCK INCENTIVE PLAN

Restricted Stock Agreement

(Employee)

Name of Recipient:
No. of Shares Covered:	Grant Date:
Vesting Schedule (Cumulative):
Vesting Date(s)	Number of Shares That Vest

This is a Restricted Stock Agreement (“Agreement”) between Capella Education Company, a Minnesota corporation (the “Company”), and the recipient identified above (the “Recipient”) effective as of the date of grant specified above. To the extent any capitalized terms used in this Agreement are not defined, they shall have the meaning ascribed to them in the Company’s 2005 Stock Incentive Plan (the “Plan”).

Recitals

WHEREAS, the Company maintains the Plan; and

WHEREAS, pursuant to the Plan, the Board of Directors of the Company (the “Board”) or a committee of two or more directors of the Company (the “Committee”) designated by the Board administers the Plan and has the authority to determine the awards to be granted under the Plan (if the Board has not appointed a committee to administer the Plan, then the Board shall constitute the Committee); and

WHEREAS, the Committee has determined that the Recipient is eligible to receive an award under the Plan in the form of shares of restricted stock;

NOW, THEREFORE, the Company hereby grants this award to the Recipient under the terms and conditions as follows.

Terms and Conditions

1. Grant of Restricted Stock.

(a) Subject to the terms and conditions of this Agreement, the Company has issued to the Recipient the number of Shares specified at the beginning of this Agreement. These Shares are subject to the restrictions provided for in this Agreement and are referred to collectively as the “Restricted Shares” and each as a “Restricted Share.”

(b) The Restricted Shares will be evidenced by a book entry made in the records of the Company’s transfer agent in the name of the Recipient (unless the Recipient requests a certificate evidencing the Restricted Shares). All restrictions provided for in this Agreement will apply to each Restricted Share and to any other securities distributed with respect to that Restricted Share. Each Restricted Share will remain restricted and subject to forfeiture to the Company unless and until that Restricted Share has vested in the Recipient in accordance with all of the terms and conditions of this Agreement. If a certificate evidencing any Restricted Share is requested by the Recipient, the Company shall retain custody of any such certificate throughout the period during which any restrictions are in effect and require, as a condition to issuing any such certificate, that the Recipient tender to the Company a stock power duly executed in blank relating to such custody.

2. Vesting. The Restricted Shares that have not previously been forfeited will vest in the numbers and on the dates specified in the Vesting Schedule at the beginning of this Agreement, subject to the following provisions:

Death or Disability. The Restricted Shares that have not previously vested or been forfeited will, upon the termination of the Recipient’s employment due to death or Disability, vest as to a prorated portion of such Restricted Shares based on the portion of the term until such Restricted Shares vest during which the Recipient was employed by the Company, and, with respect to any such shares, all restrictions shall lapse.

Change in Control. If a Change in Control (as defined in Section 3 of this Agreement) of the Company shall occur and within three years of such Change in Control, (i) Recipient’s employment with the Company shall be terminated other than for Cause (as defined in the Plan), or (ii) Recipient shall voluntarily leave employment with the Company for Good Reason (as defined below), then, upon the date of such termination or voluntary leaving of employment for Good Reason, the restrictions applicable to any Restricted Shares shall lapse and the Restricted Shares shall become fully vested. For purposes of this Agreement, “Good Reason” is defined as the demotion or reduction of the job responsibilities of Recipient or the reassignment, without Recipient’s consent, of Recipient’s place of work to a location more than 50 miles from the Recipient’s place of work immediately prior to the Change in Control.

Discretionary Acceleration. The Committee has the power, in its sole discretion, to declare at any time that the Restricted Shares subject to this award shall vest.

3. Change in Control Definition. For purposes of this Plan, a “Change in Control” of the Company shall be deemed to occur if any of the following occur:

(a) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) acquires or becomes a “beneficial owner” (as defined in Rule 13d-3 or any successor rule under the Exchange Act), directly or indirectly, of securities of the Company representing the 65% or more of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors (“Voting Securities”). Provided, however, that the following shall not constitute a Change in Control pursuant to this Section 3(a):

(1) any acquisition or beneficial ownership by the Company or a subsidiary;

(2) any acquisition or beneficial ownership by any employee benefit plan (or related trust) sponsored or maintained by the Company or one or more of its subsidiaries;

(3) any acquisition or beneficial ownership by any corporation with respect to which, immediately following such acquisition, more than 65% of both the combined voting power of the Company’s then outstanding Voting Securities and the Shares of the Company is then beneficially owned, directly or indirectly, by all or substantially all of the persons who beneficially owned Voting Securities and Shares of the Company immediately prior to such acquisition in substantially the same proportions as their ownership of such Voting Securities and Shares, as the case may be, immediately prior to such acquisition;

(b) A majority of the members of the Board of Directors of the Company shall not be Continuing Directors. “Continuing Directors” shall mean: (1) individuals who, on the date hereof, are directors of the Company, (2) individuals elected as directors of the Company subsequent to the date hereof for whose election proxies shall have been solicited by the Board of Directors of the Company or (3) any individual elected or appointed by the Board of Directors of the Company to fill vacancies on the Board of Directors of the Company caused by death or resignation (but not by removal) or to fill newly-created directorships;

(c) Consummation by the Company of a reorganization, merger or consolidation of the Company or a statutory exchange of outstanding Voting Securities of the Company, unless, immediately following such reorganization, merger, consolidation or exchange, all or substantially all of the persons who were the beneficial owners, respectively, of Voting Securities and Shares of the Company immediately prior to such reorganization, merger, consolidation or exchange beneficially own, directly or indirectly, more than 65% of, respectively, the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors and the then outstanding shares of common stock, as the case may be, of the corporation resulting from such reorganization, merger, consolidation or exchange in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, consolidation or exchange, of the Voting Securities and Shares of the Company, as the case may be;

(d) Consummation by the Company of the sale or other disposition of all or substantially all of the assets of the Company (in one or a series of transactions), other than to a corporation with respect to which, immediately following such sale or other disposition, more than 65% of, respectively, the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and the then outstanding shares of common stock of such corporation is then beneficially owned, directly or indirectly, by all or substantially all of the persons who were the beneficial owners, respectively, of the Voting Securities and Shares of the Company immediately prior to such sale or other disposition in substantially the same proportions as their ownership, immediately prior to such sale or other disposition, of the Voting Securities and Shares of the Company, as the case may be; or

(e) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

4. Lapse of Restrictions; Issuance of Unrestricted Shares. Upon the vesting of any Restricted Shares, such vested Restricted Shares will no longer be subject to forfeiture as provided in Section 5 of this Agreement. Upon the vesting of any Restricted Shares, all restrictions on such Restricted Shares will lapse, and the Company will, subject to the provisions of the Plan, issue to the Recipient a certificate evidencing the Restricted Shares that is free of any transfer or other restrictions arising under this Agreement.

5. Forfeiture. If (i) the Recipient’s employment with the Company is terminated for any reason, whether by the Company, by the Recipient or otherwise, voluntarily or involuntarily, other than in the circumstances described in Section 2 of this Agreement, or (ii) the Recipient attempts to sell, assign, transfer or otherwise dispose of, or mortgage, pledge or otherwise encumber any of the Restricted Shares or the Restricted Shares become subject to attachment or any similar involuntary process, then any Restricted Shares that have not previously vested shall be forfeited by the Recipient to the Company, the Recipient shall thereafter have no right, title or interest whatever in such Restricted Shares, and, if the Company does not have custody of any and all certificates representing Restricted Shares so forfeited, the Recipient shall immediately return to the Company any and all certificates representing Restricted Shares so forfeited. Additionally, the Recipient will deliver to the Company a stock power duly executed in blank relating to any and all certificates representing Restricted Shares forfeited to the Company in accordance with the previous sentence or, if such stock power has previously been tendered to the Company, the Company will be authorized to deem such previously tendered stock power delivered, and the Company will be authorized to cancel any and all certificates representing Restricted Shares so forfeited and to cause a book entry to be made in the records of the Company’s transfer agent in the name of the Recipient (or a new stock certificate to be issued, if requested by the Recipient) evidencing any Shares that vested prior to forfeiture. If the Restricted Shares are evidenced by a book entry made in the records of the Company’s transfer agent, then the Company will be authorized to cause such book entry to be adjusted to reflect the number of Restricted Shares so forfeited.

6. Shareholder Rights. As of the date of grant specified at the beginning of this Agreement, the Recipient shall have all of the rights of a shareholder of the Company with respect to the Restricted Shares (including voting rights and the right to receive dividends and other distributions), except as otherwise specifically provided in this Agreement.

7. Restrictive Legends and Stop-Transfer Orders.

(a) The book entry or certificate representing the Restricted Shares shall contain a notation or bear the following legend (as well as any notations or legends required by applicable state and federal corporate and securities laws) noting the existence of the restrictions and the Company’s rights to reacquire the Restricted Shares set forth in this Agreement:

“THE SHARES REPRESENTED BY THIS [BOOK ENTRY] [CERTIFICATE] MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF A RESTRICTED STOCK AGREEMENT BETWEEN THE COMPANY AND THE SHAREHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.”

(b) The Recipient agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c) The Company shall not be required (i) to transfer on its books any Restricted Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement, or (ii) to treat as owner of the Restricted Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom the Restricted Shares shall have been so transferred.

8. Tax Consequences and Withholdings. The Recipient understands that unless a proper and timely Section 83(b) election has been made as further described below, generally under Section 83 of the Code, at the time the Restricted Shares vest, the Recipient will recognize ordinary income equal to the Fair Market Value of the Restricted Shares then vesting. The Recipient shall be solely responsible for tax obligations that arise as a result of the vesting or sale of the Restricted Shares. When the Recipient recognizes income upon vesting of the Restricted Shares, or upon filing a Section 83(b) election as described below, the Company shall have the right to require the payment (through withholding from the Recipient’s salary or otherwise) of any federal, state, local or foreign taxes based on the Fair Market Value of the Restricted Shares then vesting (or, in the case of an election under Section 83(b), as of the date of issuance).

9. Section 83(b) Election. The Recipient has been informed that, with respect to the grant of Restricted Shares, an election may be filed by the Recipient with the Internal Revenue Service, within 30 days of the date of issuance, electing pursuant to Section 83(b) of the Code to be taxed upon making such election on the Fair Market Value of the Restricted Shares on the date of issuance. The Recipient acknowledges that it is the Recipient’s sole responsibility to timely file the election under Section 83(b) of the Code if the Recipient chooses to make such an election. The Recipient has been advised that he or she should consult his or her personal tax or financial advisor with any questions regarding whether to make a Section 83(b) election. If the Recipient makes such election, the Recipient shall promptly provide the Company a copy of the election form.

10. Forfeiture Events.

(a) The Recipient, by accepting this award, agrees and covenants that during the period during which the Recipient is employed by the Company and twelve months following the date of termination of the Recipient’s employment by the Company (the “Restricted Period”) for any reason whatsoever, the Recipient will not, directly or indirectly:

(1) perform services for any Competitive Business as employee, consultant, contractor or otherwise;

(2) solicit or attempt to solicit any employee or independent contractor of the Company to cease working for the Company;

(3) use or disclose to any person any Confidential Information for any purpose;

(4) take any action that might divert any opportunity from the Company or any of its affiliates, successors or assigns (the “Related Parties”) that is within the scope of the present or future operations or business of any Related Parties;

(5) contact, call upon or solicit any customer of the Company, or attempt to divert or take away from the Company the business of any of its customers;

(6) contact, call upon or solicit any prospective customer of the Company that the Recipient became aware of or were introduced to in the course of the Recipient’s duties for the Company, or otherwise divert or take away from the Company the business of any prospective customer of the Company; or

(7) engage in any activity that is harmful to the interests of the Company, including, without limitation, any conduct during the term of the Recipient’s employment that violates the Company’s codes of conduct or other policies.

(b) If the Company determines that the Recipient violated any provisions of Section 9(a) above during the Restricted Period, the Recipient agrees and covenants that:

(1) any of the Restricted Shares that have not vested as of the date of such determination shall be immediately forfeited; and

(2) the Recipient shall automatically forfeit any rights the Recipient may have with respect to the Restricted Shares as of the date of such determination.

(c) The foregoing remedies set forth in Section 10(b) shall not be the Company’s exclusive remedies. The Company reserves all other rights and remedies available to it at law or in equity.

(d) The Company may exercise its right to demand forfeiture within ninety days after discovery of such an occurrence but in no event later than fifteen months after the Recipient’s termination of employment with the Company.

(e) For purposes of this Section 10, the following terms shall have the meanings set forth below:

“Competitive Business” shall mean any person, corporation, not-for-profit organization, or other entity that provides, develops, sells, or markets on-line credit-granting educational products or services in any country in which the Company did business or had customers at any time during the last 12 months of the Recipient’s employment with the Company. In the case of an organization that provides, develops, sells, or markets on-line credit-granting educational products or services within or from a distinct, separate division or unit of the organization (the “On-Line Unit”) and also provides, develops, sells, or markets credit-granting educational products or services through other means within other distinct, separate divisions or units, the term “Competitive Business” shall be limited to the On-Line Unit, and shall not apply to the organization as a whole.

“Confidential Information” means information proprietary to the Company and not generally known (including trade secret information) about the Company’s customers, products, services, personnel, pricing, sales strategy, technology, methods, processes, research, development, finances, systems, techniques, accounting, purchasing, and business strategies. All information disclosed to the Recipient or to which the Recipient obtains access, whether originated by the Recipient or by others, during the period of the Recipient’s employment, shall be presumed to be Confidential Information if it is treated by the Company as being Confidential Information or if the Recipient has a reasonable basis to believe it to be Confidential Information.

11. Discontinuance of Employment. This Agreement shall not give the Recipient a right to continued employment with the Company or any parent or subsidiary of the Company, and the Company or any such parent or subsidiary employing the Recipient may terminate his/her employment at any time and otherwise deal with the Recipient without regard to the effect it may have upon him/her under this Agreement.

12. Interpretation of This Agreement. All decisions and interpretations made by the Committee with regard to any question arising hereunder or under the Plan shall be binding and conclusive upon the Company and the Recipient. If there is any inconsistency between the provisions of this Agreement and the Plan, the provisions of the Plan shall govern.

13. Award Subject to Plan, Articles of Incorporation and By-Laws. The Recipient acknowledges that the Restricted Shares are subject to the Plan, the Articles of Incorporation, as amended from time to time, and the By-Laws, as amended from time to time, of the Company, and any applicable federal or state laws, rules or regulations.

14. Binding Effect. This Agreement shall be binding in all respects on the heirs, representatives, successors and assigns of the Recipient.

15. Choice of Law. This Agreement is entered into under the laws of the State of Minnesota and shall be construed and interpreted thereunder (without regard to its conflict of law principles).

IN WITNESS WHEREOF, the Recipient and the Company have executed this Agreement as of the      day of                     , 20    .

RECIPIENT

CAPELLA EDUCATION COMPANY

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